As filed with the Securities and Exchange Commission on January 24, 1997
                                                  Registration No. 33-53464
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                        POST-EFFECTIVE AMENDMENT NO. 1
                                     To
                                  FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933


                              THE FUTURE NOW, INC.
               (Exact Name of Registrant as Specified in its Charter)


                 OHIO                                    31-1252959
      (State or Other Jurisdiction                    (I.R.S. Employer
          of Incorporation or                        Identification No.)
             Organization)

                             411 Eagleview Boulevard
                            Exton, Pennsylvania 19341
                                  (610) 458-5500
              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                        THE FUTURE NOW, INC. 401(k) PLAN
                            (Full Title of the Plan)


                               Richard D. Sanford,
                         Chairman of the Board, President
                           and Chief Executive Officer
                          Intelligent Electronics, Inc.
                             411 Eagleview Boulevard
                            Exton, Pennsylvania 19341
                    (Name and Address of Agent For Service)

                                 (610) 458-5500
          (Telephone Number, Including Area Code, of Agent for Service)



     Upon its effectiveness in October 1992, this Registration Statement on Form S-8 of The Future Now, Inc. ("TFN"), Registration No. 33-53464 (the "Registration Statement") covered 250,000 shares of Common Stock of TFN ("TFN Common Stock").

     In connection with the merger of a wholly-owned subsidiary of Intelligent Electronics, Inc. ("IE") with and into TFN, all outstanding shares of TFN Common Stock (including all of the shares previously issued under the Registration Statement) were converted into shares of Common Stock of IE, and the offering to which the Registration Statement relates terminated.

      The Company hereby deregisters all of the shares of TFN Common Stock originally registered under the Registration Statement which remained unsold at the termination of the offering to which the Registration Statement relates.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on this 30th day of December, 1996.

                                   THE FUTURE NOW, INC.


                                   By: /s/ Gregory A. Pratt
                                      ----------------------------------
                                      Gregory A. Pratt, President
                                      (principal executive officer)


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities on this 30th day of December, 1996.



                                   /s/ Gregory A. Pratt
                                   ------------------------------------
                                   Gregory A. Pratt, President
                                   (principal executive officer)


                                   /s/ Kathleen M. Mayo
                                   ------------------------------------
                                   Kathleen M. Mayo, Treasurer
                                   (principal financial and accounting
                                   officer)


                                   /s/ William L. Rulon-Miller
                                   ------------------------------------
                                   William L. Rulon-Miller, Director


                                   /s/ Richard D. Sanford
                                   ------------------------------------
                                   Richard D. Sanford, Director


                                   /s/ Barry M. Abelson
                                   ------------------------------------
                                   Barry M. Abelson, Director